SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                AMENDMENT NO. 2

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 24, 2002

                                SOYO GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


          Nevada                       333-42036                95-4502724
--------------------------------------------------------------------------------
(State of Other Jurisdiction          (Commission           (I.R.S. Employer
      of Incorporation)               File Number)        Identification Number)

                 41484 Christy Street, Fremont, California 94538
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code:  (510) 226-7696

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     This Form 8-K/A contains the financial statements related to the Registrant's acquisition of Soyo, Inc. on October 24, 2002, which acquisition was reported on Form 8-K as filed with the Securities and Exchange Commission on October 30, 2002.

     (a) Financial statements of businesses acquired




                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  Soyo, Inc.
  Fremont, California

We have audited the accompanying balance sheet of Soyo, Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Soyo, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years then ended, in conformity with accounting principles generally accepted in the United States of America.


Malone & Bailey, PLLC
Houston, Texas


July 1, 2002



                                   SOYO, INC.
                                 BALANCE SHEETS
                           December 31, 2001 and 2000

                                                            2001            2000
                                                        ------------    ------------
                                     ASSETS

Current assets
  Cash                                                  $    168,450    $    260,868
  Certificate of deposit, restricted                       1,000,000            --
  Accounts receivable, net                                 9,977,648       9,250,768
  Inventories                                             14,601,420       5,476,381
  Note receivable                                               --           734,911
  Income taxes receivable                                       --            63,000
  Prepaid expenses                                            25,261          24,445
                                                        ------------    ------------
    Total current assets                                  25,772,779      15,810,373

Property and equipment, net                                   38,711          45,816
Goodwill, net                                                389,307         806,412
Deposits                                                     109,000          90,122
                                                        ------------    ------------
                                                        $ 26,309,797    $ 16,752,723
                                                        ============    ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
  Accounts payable:
    Parent                                              $ 21,191,294    $ 14,973,952
    Trade                                                  4,204,343       1,746,982
  Accrued expenses                                            57,853          60,122
  Note payable                                             1,200,000            --
  Income taxes payable                                        75,044            --
                                                        ------------    ------------
    Total current liabilities                             26,728,534      16,781,056
                                                        ------------    ------------

Commitments

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, $1.00 par value, 1,000,000
    shares authorized, 500,000 shares issued
    and outstanding                                          500,000         500,000
  Retained earnings (deficit)                               (918,737)       (528,333)
                                                        ------------    ------------
    Total stockholders' equity (deficit)                    (418,737)        (28,333)
                                                        ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)    $ 26,309,797    $ 16,752,723
                                                        ============    ============





                See accompanying summary of accounting policies
                       and notes to financial statements.


                                   SOYO, INC.
                            STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 2001, 2000 and 1999

                                           2001            2000            1999
                                       ------------    ------------    ------------
Net revenues                           $ 63,091,190    $ 62,173,829    $ 15,494,828
Cost of revenues                         58,714,548      59,197,437      14,349,456
                                       ------------    ------------    ------------
Gross margin                              4,376,642       2,976,392       1,145,372
                                       ------------    ------------    ------------

Costs and expenses:
  General and administrative              3,609,925       2,761,778       1,103,504
  Sales and marketing                       682,840         447,303            --
  Depreciation and amortization             425,950         425,892          27,807
                                       ------------    ------------    ------------
    Total costs and expenses              4,718,715       3,634,973       1,131,311
                                       ------------    ------------    ------------

Income (loss) from operations              (342,073)       (658,581)         14,061

Other income (expense)
  Interest income                            37,576          53,430            --
  Other income                               13,846          12,447            --
  Interest expense                          (25,190)           --              --
                                       ------------    ------------    ------------
                                             26,232          65,877            --
                                       ------------    ------------    ------------

Income (loss) before income taxes          (315,841)       (592,704)         14,061

Provision (benefit) for income taxes         74,563         (70,275)         19,965
                                       ------------    ------------    ------------
Net loss                               $   (390,404)   $   (522,429)   $     (5,904)
                                       ============    ============    ============

Net loss per share:
  Net loss basic and diluted           $      (0.78)   $      (1.04)   $      (0.01)
                                       ============    ============    ============

Weighted average shares outstanding:
  Basic and diluted                         500,000         500,000         500,000
                                       ============    ============    ============



                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                   SOYO, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
              For the Years Ended December 31, 2001, 2000 and 1999


                                     Common stock        Retained
                                 ---------------------   Earnings
                                  Shares       Amount    (Deficit)      Total
                                 ---------   ---------   ---------    ---------
Balance,
  December 31, 1998                500,000   $ 500,000   $    --      $ 500,000

Net loss                              --          --        (5,904)      (5,904)
                                 ---------   ---------   ---------    ---------

Balance,
  December 31, 1999                500,000     500,000      (5,904)     494,096

Net loss                              --          --      (522,429)    (522,429)
                                 ---------   ---------   ---------    ---------

Balance,
  December 31, 2000                500,000     500,000    (528,333)     (28,333)

Net loss                              --          --      (390,404)    (390,404)
                                 ---------   ---------   ---------    ---------

Balance,
  December 31, 2001                500,000   $ 500,000   $(918,737)   $(418,737)
                                 =========   =========   =========    =========







                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                   SOYO, INC.
                            STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 2001, 2000 and 1999

                                         2001           2000           1999
                                      -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                            $  (390,404)   $  (522,429)   $    (5,904)
  Adjustments to reconcile net loss
  to net cash used in operating
  activities:
      Depreciation and amortization         8,844        425,892         27,807
      Amortization of goodwill            417,106           --             --
      Provision for doubtful accounts     781,791         25,982           --
        Changes in operating assets
          and liabilities:
          (Increase) decrease in:
          Accounts receivable          (1,508,671)    (1,663,940)    (7,451,407)
          Inventories                  (9,125,039)       (67,039)    (2,666,009)
          Prepaid expenses                   (816)         3,725       (118,292)
          Note receivable                 734,911         70,560         78,120
          Income taxes receivable          63,000           --             --
          Deposits                        (18,878)          --             --
          Increase (decrease) in:
          Accounts payable              2,457,361     (4,373,273)       922,912
          Accounts payable - Parent     6,217,342      6,229,793      8,744,159
          Accrued expenses                 (2,269)      (103,711)       163,833
          Income taxes payable             75,044        (82,965)        19,965
                                      -----------    -----------    -----------
CASH FLOWS USED IN OPERATING
  ACTIVITIES                             (290,678)       (57,405)      (284,816)
                                      -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                     (1,740)        (9,583)        (9,500)
  Investment in Soyo, net of cash            --             --          122,172
                                      -----------    -----------    -----------
CASH FLOWS (USED IN) PROVIDED BY
  INVESTING ACTIVITIES                     (1,740)        (9,583)       112,672
                                      -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in note payable              1,200,000           --             --
  Proceeds from sale of common stock         --             --          500,000
  Increase in restricted cash          (1,000,000)          --             --
                                      -----------    -----------    -----------
CASH FLOWS PROVIDED BY FINANCING
  ACTIVITIES                              200,000           --          500,000
                                      -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH           (92,418)       (66,988)       327,856

Cash, beginning of period                 260,868        327,856           --

                                      -----------    -----------    -----------
Cash, end of period                   $   168,450    $   260,868    $   327,856
                                      ===========    ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                              25,190           --             --
  Income taxes paid                            --              800           --





                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                   SOYO, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

Nature of Business

Soyo, Inc. ("Soyo") was incorporated in Nevada on October 22, 1998, to engage in the import and wholesale distribution of computer components and peripherals to other distributors in the United States of America.

Soyo is wholly owned by Soyo Computer, Inc. (SCI) of the Republic of China. SCI is the principal vendor of Soyo.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents include highly liquid, temporary cash investments having original maturity dates of three months or less. For reporting purposes, cash equivalents are stated at cost plus accrued interest, which approximates fair value.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined by using the average cost method. Inventories consist primarily of computer parts and components. Soyo's parent company SCI offers Soyo price protection on certain inventory items purchased from SCI. Accordingly, Soyo has minimal reserves for slow moving or obsolete inventories.

Long-Lived Assets

Property, plant and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of machinery and equipment (three to seven years). Leasehold improvements are amortized over the shorter of the useful life of the improvement or the life of the related lease. Soyo performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Goodwill

Goodwill relates to the value of a company acquired. The cost of the goodwill is amortized on a straight-line basis over the estimated life of three years. Goodwill is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Revenue Recognition

Soyo  recognizes  revenue when  persuasive  evidence of an  arrangement  exists,
delivery  has  occurred,   the  sales  price  is  fixed  or   determinable   and
collectibility is probable.

Product sales are recognized by Soyo generally at the time product is shipped. At the time revenue is recognized, Soyo provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or the incentive is offered. When other significant obligations remain after products are delivered, revenue is recognized only after such obligations are fulfilled. Shipping and handling costs are included in cost of goods sold.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued FAS 142, Goodwill and Other Intangible Assets. Under FAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed at least annually for impairment. The amortization provisions of FAS 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, Soyo is required to adopt FAS 142 effective January 1, 2002. Application of the non-amortization provisions of FAS 142 for goodwill is expected to result in an increase in operating income of approximately $389,000 in 2002. Changes in the estimated useful lives of intangible assets are not expected to result in a material effect on net income in 2002. At December 31, 2001, Soyo had goodwill of approximately $389,000. Pursuant to FAS 142, Soyo will test its goodwill for impairment upon adoption and, if impairment is indicated, record such impairment as a cumulative effect of an accounting change. Soyo is currently evaluating the effect that the adoption may have on its results of operation and financial position.


NOTE 2 - ACCOUNTS RECEIVABLE

Soyo's trade accounts receivable are shown net of allowance for doubtful accounts of $653,259 and $364,199 at December 31, 2001 and 2000 as follows:

                                                       2001            2000
                                                   ------------    ------------
      Accounts receivable                          $ 10,630,907    $  9,614,967
      Less: Allowance for doubtful accounts            (653,259)       (364,199)
                                                   ------------    ------------
                                                   $  9,977,648    $  9,250,768
                                                   ============    ============


Soyo records estimated reductions to revenue for incentive offerings and promotions If market conditions were to decline, Soyo may take actions to increase customer incentive offerings possibly resulting in an incremental reduction of revenue at the time the incentive is offered. Soyo maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of Soyo's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Soyo provides for the estimated cost of product warranties at the time revenue is recognized. While Soyo engages in extensive product quality programs and processes, including actively monitoring and evaluating the quality of its component suppliers, Soyo's warranty obligation is affected by product failure rates and material usage and service delivery costs incurred in correcting a product failure. Should actual product failure rates, material usage or service delivery costs differ from Soyo's estimates, revisions to the estimated warranty liability would be required.

NOTE 3 - PROPERTY AND EQUIPMENT:

Components of property and equipment at December 31, 2001 and 2000 are as follows:

                                                             2001        2000
                                                           --------    --------
     Automobile                                            $  8,675    $  8,675
     Computer and equipment                                  19,651      17,911
     Furniture and fixtures                                  18,516      18,516
     Leasehold improvements                                   9,500       9,500
                                                           --------    --------
                                                             56,342      54,602
     Less: accumulated depreciation and amortization        (17,631)     (8,786)
                                                           --------    --------
                                                           $ 38,711    $ 45,816
                                                           ========    ========

Depreciation expense totaled $8,844, $4,827 and $0 in 2001, 2000 and 1999, respectively.


NOTE 4 - Related Party Transactions

Substantially all of Soyo's inventories are manufactured by SCI and are purchased either directly from SCI or from an affiliate of SCI.

Soyo is a wholly owned subsidiary of SCI and is dependent on its support. SCI manufactures and supplies the majority of, and finances all of Soyo's inventory. SCI has represented to Soyo that for 2002 it will continue to make available such products and financing.

The following transactions have occurred for the years ended December 31:

                                                         2001            2000
                                                    ------------    ------------
    Purchases from SCI                              $ 41,633,352    $ 52,273,218
    Accounts payable                                $ 21,191,294    $ 14,973,952
    Payments to SCI                                 $ 35,416,010    $ 46,043,425


NOTE 5 - Note Payable

Soyo entered into a loan agreement with a financial institution on June 4, 2001. The note bears interest at 5.3% and is secured by a $1,000,000 certificate of deposit that matures in June 2003. The note payable matures on June 2, 2003. $200,000 of the note payable is guaranteed by SCI.


NOTE 6 - Income Taxes

For the years ended December 31, 2001, 2000 and 1999, Soyo incurred net losses and, therefore, had no tax liability. The net deferred tax asset generated by the loss carryforward has been fully reserved. The cumulative net operating loss carryforward is approximately $265,000 at December 31, 2001, and will expire in the years 2019 through 2021.

The provision for federal income taxes consists of the following for the years ended December 31:

                                          2001           2000           1999
                                      -----------    -----------    -----------
     Current provision (benefit)      $    74,563    $   (70,275)   $    19,965
     Deferred provision                      --             --             --
                                      -----------    -----------    -----------
                                      $    74,563    $   (70,275)   $    19,965
                                      ===========    ===========    ===========

Deferred income taxes consist of the following at December 31:

                                          2001           2000           1999
                                      -----------    -----------    -----------
     Long-term:
       Deferred tax assets            $   375,000    $   237,000    $     2,000
       Valuation allowance               (375,000)      (237,000)        (2,000)
                                      -----------    -----------    -----------
                                      $      --      $      --      $      --
                                      ===========    ===========    ===========


The following is a reconciliation of income taxes, calculated at the United States federal statutory rate to the income tax provision (benefit) for the years ended December 31:


                                                2001        2000         1999
                                             ---------   ---------    ---------
     Provision (benefit) for income
       taxes at U.S. statutory rate               (34%)       (34%)         34%
     Depreciation recorded in excess of
       tax depreciation                            24%         24%         110%
     Effect of Section 263a                        16%         --          --
     Effect of utilization of net
       operating loss                              20%         --          --
     Other items, net                              (2%)        (2%)         (2%)
                                             ---------   ---------    ---------
     Income tax provision (benefit)                24%        (12%)        142%
                                             =========   =========    =========

The Company had taxable income (loss) of approximately $228,000, $(265,000) and $201,000 for the years ended December 31, 2001, 2000 and 1999, respectively.


NOTE 7 - MAJOR CUSTOMERS

The Company had two customers and one customer that accounted for more than 10% of net revenues, and collectively, these customers accounted for 11% and 12% of net revenues for the year ended December 31, 2001 and 13% of net revenues for the year ended December 31, 2000. The breakdown is as follows at December 31:



  Customer                  2001         2000
  --------               ----------   ----------
     A                   $7,122,235   $8,314,581
     B                   $7,319,665         --


NOTE 8 - COMMITMENTS

Soyo currently leases its office and warehouse premises under a five year non-cancelable agreement which expires September 30, 2003. The lease provides for monthly payments of base rent and an unallocated portion of building operating costs.

Minimum future lease rentals are as follows:

    December 31,
    ------------
    2002                                                         $       270,717
    2003                                                                 210,375
                                                                 ---------------
                                                                 $       481,092
                                                                 ===============

Rent expense was $308,422, $298,246 and $67,456 for the years ended December 31, 2001, 2000 and 1999, respectively.

                                   SOYO, INC.
                   CONDENSED BALANCE SHEET (Restated - Note 2)
                                   (Unaudited)
                               September 30, 2002



                                     ASSETS

Current assets
  Cash                                                             $    291,537
  Certificate of deposit, restricted                                  1,000,000
  Accounts receivable, net                                            8,770,128
  Inventories                                                         9,648,621
  Prepaid expenses                                                       42,840
                                                                   ------------
    Total current assets                                             19,753,126
                                                                   ------------

Property and equipment, net                                              64,130
Goodwill, net                                                           389,307
Deposits                                                                 67,918
                                                                   ------------
                                                                   $ 20,274,481
                                                                   ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
  Accounts payable:
    Parent                                                         $ 20,587,930
    Trade                                                             3,021,312
  Accrued expenses                                                      324,246
  Note payable                                                        1,200,000
                                                                   ------------
    Total current liabilities                                        25,133,488
                                                                   ------------

Commitments

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, $1.00 par value, 1,000,000
    shares authorized, 500,000 shares issued
    and outstanding                                                     500,000
  Retained earnings (deficit)                                        (5,359,007)
                                                                   ------------
  Total stockholders' equity (deficit)                               (4,859,007)
                                                                   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)               $ 20,274,481
                                                                   ============




                 See accompanying summary of accounting policies
                       and notes to financial statements.


                                   SOYO, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                      Three Months Ended               Nine Months Ended
                                         September 30,                   September 30,
                                  ----------------------------    ----------------------------
                                      2002            2001            2002            2001
                                  ------------    ------------    ------------    ------------
                                   (Restated                       (Restated
                                    - Note 2)                       - Note 2)

Net revenues                      $ 13,625,372    $ 13,746,980    $ 39,924,692    $ 48,514,465
Cost of revenues                    13,485,301      12,746,261      39,972,073      45,544,212
                                  ------------    ------------    ------------    ------------
Gross margin (deficit)                 140,071       1,000,719         (47,381)      2,970,253
                                  ------------    ------------    ------------    ------------

Costs and expenses:
  General and administrative         1,243,933         873,323       3,478,898       2,264,062
  Sales and marketing                  383,372         170,012       1,025,595         516,485
  Depreciation and amortization          3,891          85,618           9,633         256,853
                                  ------------    ------------    ------------    ------------
    Total costs and expenses         1,631,196       1,128,953       4,514,126       3,037,400
                                  ------------    ------------    ------------    ------------

Loss from operations                (1,491,125)       (128,234)     (4,561,507)        (67,147)
                                  ------------    ------------    ------------    ------------

Other income (expense):
  Interest income                          404           9,992          42,204          36,783
  Other income                            --              --            55,225           4,855
  Interest expense                      (8,863)         (8,108)        (37,871)        (12,878)
                                  ------------    ------------    ------------    ------------
                                        (8,459)          1,884          59,558          28,760
                                  ------------    ------------    ------------    ------------

Loss before income taxes            (1,499,584)       (126,350)     (4,501,949)        (38,387)

Provision (benefit) for
  income taxes                            --              --           (61,679)        101,595
                                  ------------    ------------    ------------    ------------
Net loss                          $ (1,499,584)   $   (126,350)   $ (4,440,270)   $   (139,982)
                                  ============    ============    ============    ============

Basic and diluted loss per
  common share                    $      (3.00)   $      (0.25)   $      (8.88)   $      (0.28)
                                  ============    ============    ============    ============

Weighted average common
  shares outstanding                   500,000         500,000         500,000         500,000
                                  ============    ============    ============    ============




                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                   SOYO, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                   (Unaudited) Nine Months Ended September 30,
                                  2002 and 2001

                                                        2002           2001
                                                     -----------    -----------
                                                      (Restated      (Restated
                                                      - Note 2)      - Note 2)


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                           $(4,440,270)   $  (139,982)
  Adjustments to reconcile net loss to
   net cash provided by operating
   activities:
      Depreciation and amortization                        9,633        256,853
      Provision for doubtful accounts                  1,225,001        250,000
      Changes in operating assets
        and liabilities:
        (Increase) decrease in:
          Accounts receivable                            (17,481)       363,648
          Inventories                                  4,952,799     (6,075,877)
          Prepaid expenses and other
            assets                                        23,503        (34,572)
          Note receivable                                   --          734,911
        Increase (decrease) in:
          Accounts payable                            (1,183,031)    (1,151,179)
          Accounts payable - Parent                     (603,364)     5,831,427
          Accrued expenses                               266,393        (10,789)
          Income taxes payable                           (75,044)       163,795
                                                     -----------    -----------

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES              158,139        188,235
                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                   (35,052)          --
                                                     -----------    -----------
CASH FLOWS USED IN INVENTING ACTIVITIES                  (35,052)          --
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in note payable                                  --        1,200,000
  Increase in restricted cash                               --       (1,000,000)
                                                     -----------    -----------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                 --          200,000
                                                     -----------    -----------

NET INCREASE IN CASH                                     123,087        388,235

Cash, beginning of period                                168,450        260,868
                                                     -----------    -----------

Cash, end of period                                  $   291,537    $   649,103
                                                     ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                      $    34,788    $    12,878
  Income taxes paid                                         --             --



                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                   SOYO, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                               September 30, 2002


Note 1 - Presentation

The condensed balance sheet of the Company as of September 30, 2002, the related condensed statements of operations for the three and nine months ended September 30, 2002 and 2001 and the condensed statements of cash flows for the nine months ended September 30, 2002 and 2001 included in the condensed financial statements have been prepared by the Company without audit. In the opinion of management, the accompanying condensed financial statements include all adjustments (consisting of normal, recurring adjustments) necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the three and nine months ended September 30, 2002 are not necessarily indicative of the results of operations for the full year or any other interim period. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2001 as separately provided have been omitted.


Note 2 - Restatement

At December 31, 2002, the Company reviewed the collectibility of its accounts receivable, particularly in light of the deterioration in its business operations during the three months ended December 31, 2002, and increased the provision for doubtful accounts by $1,939,694, to $2,009,218 for the year ended December 31, 2002, as compared to $69,524 as originally reported for the nine months ended September 30, 2002. With respect to the $2,009,218, the Company determined that $700,000 was applicable to the three months ended March 31, 2002, $70,624 was applicable to the three months ended June 30, 2002, $454,377 was applicable to the three months ended September 30, 2002, and $784,217 was applicable to the three months ended December 31, 2002.

At December 31, 2002, the Company also reviewed the realizability of its inventory, and reduced the carrying amount by $2,123,307, of which $1,500,000 was applicable to the three months ended March 31, 2002, $200,001 was applicable to the three months ended June 30, 2002, and $423,306 was applicable to the three months ended December 31, 2002.

The Company has revised its unaudited financial statements for the three months and nine months ended September 30, 2002 to reflect the $1,225,001 provision for doubtful accounts and the $1,700,001 inventory write-down applicable to such interim periods.

The Company also revised its unaudited statement of cash flows for the nine months ended September 30, 2001 to reflect a $1,000,000 increase in restricted cash.


A summary of the effect of these adjustments is as follows:


                                           Three Months Ended     Nine Months Ended
                                           September 30, 2002    September 30, 2002
                                           ------------------    ------------------

Net loss, as reported                      $       (1,050,992)   $       (1,555,174)

Adjustments:
Provision for doubtful accounts                      (454,377)           (1,225,001)
Inventory write-down                                     --              (1,700,001)
Other                                                   5,785                39,906
                                           ------------------    ------------------
Net loss, as revised                       $       (1,499,584)   $       (4,440,270)
                                           ==================    ==================


Basic and diluted loss per common share:

  As reported                              $            (2.10)   $            (3.11)

  Adjustments:
  Provision for doubtful accounts                       (0.91)                (2.45)
  Inventory write-down                                   --                   (3.40)
  Other                                                  0.01                   .08
                                           ------------------    ------------------
  As adjusted                              $            (3.00)   $            (8.88)
                                           ==================    ==================


Weighted average common
  shares outstanding                                  500,000               500,000
                                           ==================    ==================


         (b)  Pro Forma Financial information

Pro Forma Condensed Consolidated Balance Sheet

The following pro forma balance sheet has been derived from the balance sheet of Vermont Witch Hazel Company, Inc. ("Vermont") at July 31, 2002 and adjusts such information to give effect to the acquisition of Soyo, Inc. ("Soyo"), as if the acquisition had occurred at December 31, 2001. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2001. The pro forma balance sheet should be read in conjunction with the notes thereto and the Company's financial statements and related notes thereto contained elsewhere in this document.


Since  Vermont's  balance  sheet  is   insignificant,   a  pro  forma  condensed
consolidated  balance sheet is essentially the same as Soyo's balance sheet, and is presented below.


                                         Vermont           Soyo
                                         7/31/02         12/31/01       Adjustments     Pro Forma
                                       ------------    ------------    ------------    ------------
Current Assets:
Cash                                   $       --      $    168,450    $       --      $    168,450
Certificate of deposit, restricted             --         1,000,000            --         1,000,000
Accounts receivable, net                       --         9,977,648            --         9,977,648
Inventories                                    --        14,601,420            --        14,601,420
Prepaid expenses                               --            25,261            --            25,261
                                       ------------    ------------    ------------    ------------
  Total current assets                         --        25,772,779            --        25,772,779

Property and equipment, net                    --            38,711            --            38,711
Goodwill                                       --           389,307            --           389,307
Deposits                                       --           109,000            --           109,000
                                       ------------    ------------    ------------    ------------
                                       $       --      $ 26,309,797            --      $ 26,309,797
                                       ============    ============    ============    ============

Current Liabilities:
Accounts payable:
  Parent                               $       --      $ 21,191,294            --      $ 21,191,294
  Trade                                        --         4,204,343            --         4,204,343
Accrued expenses                               --            57,853            --            57,853
Note payable                                   --         1,200,000            --         1,200,000
Income taxes payable                           --            75,044            --            75,044
                                       ------------    ------------    ------------    ------------
  Total current liabilities                    --        26,728,534            --        26,728,534
                                       ------------    ------------    ------------    ------------

Stockholders' Equity (Deficit):
Preferred stock, $0.001 par value,
  10,000,000 shares authorized,
  1,000,000 shares issued and
  outstanding                                  --              --             1,000           1,000
Common stock, $0.001 par value,
  75,000,000 shares authorized,
  40,000,000 shares issued and
  outstanding                               668,042         500,000      (1,128,042)         40,000
Additional paid-in capital                     --              --           459,000         459,000
Accumulated deficit                        (668,042)       (918,737)        668,042        (918,737)
                                       ------------    ------------    ------------    ------------
  Net stockholders' equity (deficit)           --          (418,737)       (418,737)
                                       ------------    ------------    ------------    ------------
                                       $       --      $ 26,309,797    $               $ 26,309,797
                                       ============    ============    ============    ============


Notes to Pro Forma Condensed Consolidated Balance Sheet:

(1) Purchaser "Ming Tung Chok and Nancy Chu" paid $300,000 to seller for 6,026,798 shares or 51% of the outstanding common stock of Vermont.

(2) Issuance of 1,000,000 shares of convertible preferred stock and 28,182,750 shares of common stock of Vermont for all of the outstanding stock of Soyo.

After the reorganization and stock purchase, the combined entity will have 40,000,000 shares of common stock and 1,000,000 shares of convertible preferred stock outstanding.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SOYO GROUP, INC.

Date:  June 24, 2003               By: /s/ Ming Tung Chok
                                      ------------------------------------------
                                      Name: Ming Tung Chok
                                      Title:  President, Chief Executive Officer
                                      and Director